Exhibit 99.75

Execution Version

INTERIM INVESTORS AGREEMENT

This Interim Investors Agreement (the “Agreement”) is made as of December 18, 2015 by and among Tianjin Qixin Zhicheng Technology Co., Ltd. (天津奇信志成科技有限公司), a limited liability company incorporated under the laws of the People’s Republic of China (“Holdco”), Tianjin Qixin Tongda Technology Co., Ltd. (天津奇信通达科技有限公司), a limited liability company incorporated under the laws of the People’s Republic of China (“Parent”), True Thrive Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Midco”), New Summit Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Merger Sub”), the Equity Investors (as defined below) and the Founder Investors (as defined below). Capitalized terms used herein but not defined shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, Qihoo 360 Technology Co. Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Holdco, Parent, Midco and Merger Sub, executed an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and becoming a wholly-owned subsidiary of Midco as a result of the Merger;

WHEREAS, on the date hereof, each of the parties listed on the signature pages hereto as an “Equity Investor” (collectively, the “Equity Investors”) executed (i) a letter agreement in favor of Holdco and Parent (each, an “Equity Commitment Letter” and collectively, the “Equity Commitment Letters”), pursuant to which each of the Equity Investors has agreed, subject to the terms and conditions set forth therein, to make an equity investment (each, an “Equity Commitment,” and collectively, the “Equity Commitments”) in Holdco and Parent, prior to the Closing in connection with the Merger and (ii) an escrow agreement in favor of Parent (each, an “Escrow Agreement” and collectively, the “Escrow Agreements”), pursuant to which each of the Equity Investors has agreed, subject to the terms and conditions set forth therein, to fund the Escrowed Amount set forth therein.

WHEREAS, on the date hereof, China Merchants Bank Co., Ltd. (the “Lender”) executed a mandate letter in favor of Holdco and a mandate letter in favor of Parent (collectively, the “Debt Commitment Letters”), pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make available to Holdco and Parent certain credit facilities (collectively, the “Debt Commitment”) immediately prior to the Closing in connection with the Merger;

WHEREAS, each of the parties listed on the signature pages hereto as a “Founder Investor” (collectively, the “Founder Investors”, and together with the Equity Investors, the “Investors”) has agreed to, subject to the terms and conditions set forth in the Merger Agreement, the cancellation of the Founder Securities held by such Founder Investor for no consideration in the Merger (the cash-out value of such Founder Investor’s Founder Securities in the Merger if such Founder Securities were not designated as Founder Securities and were cashed out in accordance with the terms of the Merger Agreement, each a “Founder Commitment”, and the aggregate Founder Commitments and Equity Commitments, collectively the “Commitments”);

WHEREAS, on the date hereof, each of the Guarantors executed a limited guarantee in favor of the Company with respect to certain obligations of the Parent Parties under the Merger Agreement (each a “Limited Guarantee” and collectively, the “Limited Guarantees”); and

WHEREAS, the Investors, Holdco, Parent, Midco and Merger Sub wish to agree to certain terms and conditions that will govern the actions of Holdco, Parent, Midco and Merger Sub and the relationship among the Investors with respect to the Merger Agreement, the Equity Commitment Letters, the Escrow Agreements, the Debt Commitment Letters and the Limited Guarantees, and the transactions contemplated by each.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

AGREEMENT

1.          AGREEMENTS AMONG THE INVESTORS.

1.1         Actions Under the Merger Agreement.

1.1.1           Subject to Section 1.1.2 and Section 1.7 hereof, the Requisite Investors (as defined below) may cause each of the Parent Parties to take any action or refrain from taking any action in order for each of the Parent Parties to comply with its obligations, satisfy its closing conditions or exercise its rights under the Merger Agreement, including, without limitation, determining that the conditions to closing specified in Sections 7.1, 7.2 and 7.3 of the Merger Agreement (the “Closing Conditions”) have been satisfied, waiving compliance with any agreement or condition in the Merger Agreement (including any Closing Condition), amending or modifying the Merger Agreement and determining to close the Merger; provided that the Requisite Investors may not cause the Parent Parties to amend the Merger Agreement in a way that has an impact on any Investor that is different from the impact on the other Investors in a manner that is materially adverse to such Investor without such Investor’s written consent. The Parent Parties shall not, and the Investors shall not permit the Parent Parties to, determine that the Closing Conditions have been satisfied, waive compliance with any agreement or condition in the Merger Agreement (including any Closing Condition), amend or modify the Merger Agreement or determine to close the Merger unless such action has been approved in advance in writing by the Requisite Investors. Each of the Parent Parties agrees not to take any action with respect to the Merger Agreement, including granting or withholding of waivers and entering into amendments, unless such actions are in accordance with this Agreement. For the purposes of this Agreement, “Requisite Investors” shall mean Mr. Hongyi Zhou and the Equity Investors representing at least a majority of the aggregate Equity Commitments, as determined without taking into account any Failing Investor (as defined below). Notwithstanding any provision of this Agreement to the contrary, from and after the time an Investor becomes a Failing Investor, the approval or consent of such Failing Investor shall not be required for any purposes under this Agreement; provided that any Failing Investor that ultimately participates in the Merger as a result of the Closing Investors (as defined below) exercising their rights to seek specific performance hereunder or the Company exercising its specific performance right under the Merger Agreement shall no longer be deemed a “Failing Investor”, and its approval or consent rights shall be restored as of the date such previously Failing Investor funds its Commitment.

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1.1.2           Subject to Section 1.7 hereof, and notwithstanding the foregoing Section 1.1.1, the Parent Parties shall be permitted to, and the Investors shall cause the Parent Parties to, consent to, waive compliance with or permit the Company to, between the date hereof and the Effective Time, take actions otherwise prohibited by Section 6.1(a) of the Merger Agreement so long as such actions (i) have been approved by at least two members of a three-member interim committee (the “Interim Committee”) and (ii) do not result in (A) issuance of any Equity Interests of the Company in excess of 10% of the then share capital of the Company, (B) establishment or material amendment or modification of any equity incentive plan of the Company or any Company Subsidiary or (C) any carve-out sale and/or a public offering of any Equity Interests of any key Company business (including security, cloud, IOT and game). The Interim Committee shall consist of Mr. Hongyi Zhou and two other members, each of which shall be a representative of an Investor, provided that (i) (A) the Equity Commitment made by such Investor is not less than the other Investors, or (B) such Investor has strategic value to the Company; and (ii) such member is not employed by and does not provide services to any competitor of the Company.

1.2           Debt Financing. Subject to Section 1.7 hereof, Holdco and Parent shall, at the direction of the Requisite Investors, negotiate, enter into and borrow under definitive agreements relating to the Debt Commitment to be provided at the Closing; provided that Holdco and Parent shall not, and the Investors shall not permit Holdco or Parent to, enter into or borrow under any agreement in connection with the Debt Commitment on terms that are materially adverse to Holdco, Parent or the Investors compared to the terms set forth in the Debt Commitment Letters, unless such agreement or borrowing has been first approved by the Requisite Investors.

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1.3           Equity Financing. Subject to Section 1.7 hereof, Holdco and Parent shall, at the direction of the Requisite Investors, enforce the provisions of the Equity Commitment Letters in accordance with the terms of the Merger Agreement and the Equity Commitment Letters. Notwithstanding anything in any Equity Commitment Letter to the contrary, prior to the Effective Time, none of the Investors shall be entitled to assign, sell-down or syndicate any part of its Equity Commitment without the prior written consent of Mr. Zhou.

1.4           Escrow Agreements; Escrow Defaulting Investor. Parent shall, at the direction of Mr. Hongyi Zhou, enforce the provisions of the Escrow Agreements in accordance with the terms of this Agreement and the Escrow Agreements. Notwithstanding anything to the contrary in this Agreement, in the event Parent has not received within 30 days after the date hereof from any Equity Investor the Escrowed Amount under the terms of such Equity Investor’s Escrow Agreement (such Equity Investor, an “Escrow Defaulting Investor”), Mr. Hongyi Zhou may terminate the participation in the transaction of such Escrow Defaulting Investor (if so terminated, a “Terminated Defaulting Investor”); provided that (i) the Terminated Defaulting Investor shall be responsible for such Terminated Defaulting Investor’s portion (calculated as the amount of the Terminated Defaulting Investor’s Commitment to the aggregate Commitments of the Investors) of the Consortium Costs (as defined below) incurred up to the date of such termination and (ii) the Closing Investors shall be entitled to payment by the Terminated Defaulting Investor of the aggregate out-of-pocket damages incurred by such Closing Investors (including amounts paid under any such Closing Investor’s Limited Guarantee). The amount of any Terminated Defaulting Investor’s Commitment shall be offered to one or more Investors and/or one or more new investors as determined by Mr. Hongyi Zhou.

1.5           Shareholders Agreement; Appointment of Directors. Subject to Section 1.7 hereof, each Investor agrees to negotiate in good faith with the other Investors with respect to, and cause the entity through which it funds its Equity Commitment to enter into prior to the Effective Time, a Shareholders Agreement or other definitive agreements for each of Holdco and Parent, containing, in principle, the terms set forth on Exhibit A hereto so long as such definitive agreements are either (a) consistent with Exhibit A or (b) inconsistent with Exhibit A and approved by the Requisite Investors. Holdco, Parent and each Investor hereby agree to take (or cause to be taken) all actions, if any, required to be taken by each, such that the board of directors of Holdco and Parent shall have the composition contemplated by Exhibit A hereto immediately after the Effective Time.

1.6           Consummation of the Transaction. In the event that the Requisite Investors determine to close the Merger in accordance with the terms of the Merger Agreement, the Requisite Investors may terminate the participation in the transaction of any Failing Investor (as defined below); provided that such termination shall not affect the rights of the Closing Investors (as defined below) against such Failing Investor with respect to such failure to fund, which rights shall be provided in Sections 2.4 and 2.5 hereof. In the event the Failing Investor’s participation in the transaction is terminated pursuant to this Section 1.6, the amount of the Failing Investor’s Commitment shall be offered to one or more Investors and/or one or more new investors as determined by Mr. Hongyi Zhou.

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1.7           Non-Consenting Investors. Notwithstanding anything to the contrary in this Agreement, the Parent Parties shall not, and the Requisite Investors shall not permit the Parent Parties to (i) modify or amend the Merger Agreement so as to increase or modify in a manner adverse to the Parent Parties or the Investors the amount or form of the Merger Consideration (including by waiver of a breach of the Company’s representation and warranty regarding its capitalization) or increase in any way the obligations under the Limited Guarantees or the Equity Commitment Letters, (ii) modify or waive, in a manner adverse to the Parent Parties or the Investors, any provisions relating to the Parent Termination Fee or the aggregate cap on monetary damages available to the Company or (iii) materially modify the structure of the transaction contemplated by the Merger Agreement, in each case, without the consent of each Investor; provided that in the event that the Requisite Investors are willing to agree to, proceed with, or take any action or enter into any agreement (or, in each such case, to permit the Parent Parties to do so) with respect to the matters described in clauses (i) through (iii) above and any one Investor declines to agree to, proceed with, or take any action with respect to such matter (a “Non-Consenting Investor”), the Requisite Investors may nevertheless proceed with such matter by first terminating such Non-Consenting Investor’s participation in the transaction, and in such event such Non-Consenting Investor shall have no rights or liability hereunder (except as specifically provided in Section 1.9 hereof) or, if applicable, under its Equity Commitment Letter, its Limited Guarantee or its Escrow Agreement; and provided, further, that such Non-Consenting Investor shall have received a full and unconditional release of its or his obligations under this Agreement (other than the applicable provisions of Section 1.9 and Section 1.11.3 and except with respect to breaches of this Agreement by such Non-Consenting Investor occurring prior to the date of such release), and, if applicable, under its Equity Commitment Letter, its Limited Guarantee and its Escrow Agreement from Holdco, Parent, Midco, the Company, and each other Investor, or a mutually satisfactory indemnity with respect to such Non-Consenting Investor’s liabilities under this Agreement, and, if applicable, its Equity Commitment Letter, its Limited Guarantee and its Escrow Agreement. In the event the Requisite Investors terminate the Non-Consenting Investor’s participation in the transaction, the amount of the Non-Consenting Investor’s Commitment shall be offered to one or more Investors and/or one or more new investors as determined by Mr. Hongyi Zhou.

1.8           Company Termination Fee. Any Company Termination Fee paid by the Company or any of its affiliates pursuant to the Merger Agreement or otherwise, after making adequate provisions for the payment or reimbursement of Consortium Costs pursuant to Section 1.9 hereof shall be promptly paid by Parent or Merger Sub to the Investors (other than any Investor that is (i) a Terminated Defaulting Investor, (ii) a Non-Consenting Investor whose participation in the transaction has been terminated pursuant to Section 1.7 hereof or (iii) a Failing Investor at the time of termination of the Merger Agreement) or their designees in proportion of their respective Commitment to the aggregate Commitments of the Investors (other than the Terminated Defaulting Investor(s), the Non-Consenting Investor(s) and the Failing Investor(s)).

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1.9         Expense Sharing.

1.9.1           In the event the Merger is consummated, Holdco or Parent will bear all out-of pocket expenses incurred by Holdco, Parent, Midco and Merger Sub, including, without limitation, (i) the reasonable and documented fees, expenses and disbursements of financing sources, lawyers, accountants, consultants and other advisors that may have been retained by Holdco, Parent, Midco or Merger Sub (including, for the avoidance of doubt, Kirkland & Ellis International LLP, Huatai United Securities, KPMG and Fangda Partners) and (ii) any fees related to the Merger (all such fees and expenses, in the aggregate, the “Consortium Costs”). For the avoidance of doubt, (i) the Consortium Costs shall include indemnities actually paid or payable to the debt financing sources, lawyers, accountants, consultants, and other advisors who have been engaged by Holdco, Parent, Midco and/or Merger Sub with respect to the Merger and (ii) each of the Investors shall be responsible for all of its out-of-pocket costs and expenses incurred in connection with the Merger, including fees, expenses and disbursements of financing sources, lawyers, accountants, consultants and other advisors who were retained by each such Investor.

1.9.2           In the event of a termination of the Merger Agreement in which a Company Termination Fee is paid to any of the Parent Parties, the Parent Parties shall first pay all Consortium Costs from the Company Termination Fee and distribute any remaining amount of the Company Termination Fee to the Investors in accordance with Section 1.8 hereof.

1.9.3           In the event of a termination of the Merger Agreement in which no Company Termination Fee is paid to any of the Parent Parties, each Investor agrees that it will be responsible for its or his proportionate share (determined by reference to the amount of its Commitment to the aggregate Commitments of the Investors) of Consortium Costs, and any fees and expenses incurred by any Investor other than the Consortium Costs will be borne by such Investor; provided that if the Merger Agreement is terminated and the Merger is not consummated due to the action or inaction of the Failing Investors or the Terminated Defaulting Investors, such Failing Investors and Terminated Defaulting Investors shall reimburse the Closing Investors for (i) all Consortium Costs incurred by the Closing Investor(s), (ii) any payment obligations of the Parent Parties under Section 8.2(c) of the Merger Agreement, or any guarantee of the foregoing pursuant to the Limited Guarantees and (iii) any other damages or losses payable to the Company. Each Failing Investor or Terminated Defaulting Investor’s portion of the total obligations hereunder shall be the amount equal to the product of (a) the amounts due from all Failing Investors and Terminated Defaulting Investors hereunder multiplied by (b) a fraction of which the numerator is such Failing Investor’s (or Terminated Defaulting Investor’s) Commitment, as applicable, and the denominator is the sum of all Failing Investors and Terminated Defaulting Investors’ Commitments. Notwithstanding the foregoing, no Non-Consenting Investor or Terminated Defaulting Investor shall be responsible for Consortium Costs incurred after the termination of such Non-Consenting Investor’s participation in the transaction.

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1.9.4           Prior to making any payment of Consortium Costs hereunder, each Investor shall be entitled to receive and review reasonable documentation of such fees and expenses.

1.9.5           The obligations under this Section 1.9 shall exist whether or not the Merger is consummated, and shall survive the termination of the other terms of this Agreement, provided that such fees, expenses or liabilities are not paid by Holdco or Parent.

1.10       Representations and Warranties; Covenants.

1.10.1         Each party hereto represents and warrants to the other parties hereto that: (i) if such party is an entity, it has the requisite power and authority to execute, deliver and perform this Agreement, (ii) if such party is an entity, the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary action on the party of such party, (iii) this Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding agreement of such party enforceable in accordance with the terms hereof, and (iv) such party’s execution, delivery and performance of this Agreement will not violate: (a) if such party is a corporate entity, any provision of its organizational documents or (b) or any order, writ, injunction, decree or statute, or any rule or regulation, applicable to such party.

1.10.2          Each Investor hereto represents, warrants and covenants to the other Investors that: (i) none of the information supplied in writing by such Investor specifically for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will cause a breach of the representations and warranties of Parent or Merger Sub set forth in the Merger Agreement; (ii) it has not entered into any agreement, arrangement or understanding with any other Investor, any other potential investor or group of investors or the Company with respect to the subject matter of this Agreement and the Merger Agreement, other than the agreements expressly contemplated by this Agreement (including exhibits) and the Merger Agreement.

1.10.3         Until this Agreement is terminated pursuant to Section 2.1, no Investor other than Mr. Hongyi Zhou shall enter into any agreement, arrangement or understanding or have discussions with any other potential investor or acquiror or group of investors or acquirors or the Company or any of its representatives with respect to the subject matter of this Agreement and the Merger Agreement or any other similar transaction involving the Company without the prior approval of Mr. Hongyi Zhou; provided that this Section 1.10.3 shall continue to apply to an Investor that is a Failing Investor or that is released from this Agreement pursuant to Section 1.7 for a period of one year following such failure or release.

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1.10.4         The Investors shall cooperate with each other and use (and shall cause their respective Subsidiaries and Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable on its respective part to help Holdco and Parent obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, Permits and Orders, including the PRC Required Approvals, necessary or advisable to be obtained from any Third Party and/or Governmental Entity in order to consummate the Merger or any other transactions contemplated by the Merger Agreement.

1.11         PR Coordination. Subject to Section 6.10 of the Merger Agreement as it relates to the Parent Parties, each party hereto will coordinate in good faith any and all press releases and other public relations matters with respect to the Merger and the transactions contemplated hereby. Unless otherwise required by law or the rules of any stock exchange or regulatory authority, no party hereto may issue any press release or otherwise make any public announcement or comment on the Merger and the transactions contemplated hereby without the prior consent of the Requisite Investors.

1.12         Confidentiality. Each of the parties hereto agree that, until the second anniversary of the date hereof, none of the parties shall, and each party hereto shall cause its directors, officers, employees, advisors and other agents and representatives (all such persons, with respect to any person, such person’s “Representatives”) not to, directly or indirectly, disclose to any other person or entity (other than such party’s Representatives) any Confidential Information received from the other parties hereto, except as compelled by a court or required by law, legal process, rule or regulation (including securities rules and regulations). For purposes hereof, “Confidential Information” means any information, whether in written, oral or other form with respect to the Company, the parties hereto and the transactions contemplated under this Agreement, the Merger Agreement and other transaction agreements referenced herein and therein, provided that Confidential Information does not include any information which at the time of disclosure or thereafter is (i) generally available to or known by the public other than as a result of a disclosure by the receiving party of such information in breach of an obligation of confidentiality or (ii) lawfully available to the recipient of such information from a source other than the disclosing party or its Representatives which source is not, as far as the receiving party is aware, in breach of an obligation of confidentiality.

1.12         Initial Holdco and Parent Shareholders. (i) Each of Messr. Hongyi Zhou and Mingyi Jin, as the current shareholders of Holdco, and (ii) each of Messr. Hongyi Zhou and Xiangdong Qi, Tianjin Qirui Zhongxin Technology Partnership (limited partnership) (天津奇睿众信科技合伙企业(有限合伙)), as the current shareholders of Parent, agree to use commercially reasonable efforts to take all corporate actions reasonably necessary to cause Holdco and Parent, respectively, to give effect and comply with the matters set forth in this Agreement.

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2.	MISCELLANEOUS.

2.1           Effectiveness. This Agreement shall become effective on the date hereof and shall terminate (except with respect to Sections 1.7, 1.9, 1.10, 1.11, 1.12 and 2) upon the earlier of the Effective Time of the Merger and the termination of the Merger Agreement pursuant to Article VIII thereof; provided that any liability for failure to comply with the terms of this Agreement shall survive such termination.

2.2           Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by the Requisite Investors; provided that (i) no provision of this Agreement (excluding exhibits) may be amended in a manner that disproportionately, materially and adversely affects an Investor without such Investor’s consent and (ii) no provision in this Agreement that requires the consent of each Investor may be amended without a writing signed by all of the Investors.

2.3           Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

2.4           Remedies. The parties hereto agree that, except as provided herein, this Agreement will be enforceable by all available remedies at law (including, without limitation, specific performance), provided that the Agreement may only be enforced against an Investor by Holdco, Parent, Midco or Merger Sub, acting at the direction of the Requisite Investors. In the event that (i) Holdco and Parent determine to enforce the provisions of the Equity Commitment Letters, or (ii) Holdco and Parent determine to enforce the provisions of the Debt Commitment Letter, in each case, in accordance with this Agreement, and the Requisite Investors are prepared to (x) cause the Parent Parties to consummate the Merger in accordance with this Agreement and (y) fund their Equity Commitments immediately prior to the Closing, as evidenced in writing to the other Investors (the Investors who are so prepared for each applicable action, the “Closing Investors”), but one or more Investors fails to fund its Equity Commitment or provides written notice that it will not fund its Equity Commitment, as applicable (each such Investor, a “Failing Investor”), the parties hereto agree that the Closing Investors shall be entitled to, in their discretion, either (a) specific performance of the terms of this Agreement and the Equity Commitment Letters (with respect to the remainder of the Contribution thereunder), as applicable, together with any costs of enforcement incurred by the Closing Investors in seeking to enforce such remedy or (b) payment by the Failing Investors and the Terminated Defaulting Investors in an amount equal to the aggregate out-of-pocket damages incurred by such Closing Investors (including amounts paid under any such Investor’s Limited Guarantee). If there are multiple Failing Investors and/or Terminated Defaulting Investors, each Failing Investor’s or Terminated Defaulting Investor’s portion of the total obligations hereunder shall be the amount equal to the product of (a) the amounts due from all Failing Investors and Terminated Defaulting Investors hereunder (including the value of any Founder Commitment) multiplied by (b) a fraction of which the numerator is such Failing Investor’s or Terminated Defaulting Investor’s Commitment, as applicable, and the denominator is the sum of all Failing Investors and Terminated Defaulting Investors’ Commitments. The parties hereto acknowledge and agree that Parent shall use the Escrowed Amount of any Failing Investor to help satisfy any such obligations of such Failing Investor.

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2.5           No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, Holdco, Parent, Midco, Merger Sub and each Investor covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or manager of any Investor or of any partner, member, manager or affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member or manager of any Investor or of any partner, member, manager or affiliate thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

2.6         Governing Law; Dispute Resolution.

2.6.1           This Agreement and the obligations hereunder shall be governed by and construed in accordance with the Laws of the People’s Republic of China.

2.6.2           In the event of any dispute, controversy, or claim among the parties arising out of or relating to the breach, termination or validity of this Agreement (“Dispute”), upon request of any party, the parties shall try to settle the Dispute amicably among themselves. Relevant party may initiate such informal dispute resolution by sending written notice of the dispute to the other parties, and as soon as practicable after the receipt of such notice, appropriate senior management, as the representatives of the parties shall meet and attempt to reach such resolution by good faith negotiations. If such representatives are unable to resolve promptly such Dispute within forty-five (45) days of the receipt of such written notice, such Dispute shall be submitted by any of the parties to arbitration administered by the China International Economic and Trade Arbitration Commission (“CIETAC”) under the arbitration rules of CIETAC (the “Rule”) in force when the notice of arbitration is submitted by a party.

2.6.3           The place of arbitration shall be in Beijing. The arbitration tribunal shall consist of three arbitrators appointed in accordance with the Rule.

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2.6.4           The arbitration shall be conducted in Chinese. The arbitration tribunal shall be entitled to determine the payment to be made by the losing party and the payment to be made by a party due to its substantial incompliance of the Rule or any provision under this Section 2.6. Such payment, as determined by the arbitration tribunal in its sole discretion, may include the legal fee incurred to the winning party.

2.6.5           The awards rendered by the arbitrators pursuant to this Section 2.6 shall be non-appealable, final, binding and conclusive on the parties to such Dispute.

2.7         Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

2.8         Other Agreements. This Agreement, together with the agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the parties hereto or any of their affiliates with respect to the subject matter contained herein except for such other agreements as are references herein which shall continue in full force and effect in accordance with their terms.

2.9          Assignment. This Agreement may not be assigned by any party or by operation of law or otherwise without the prior written consent of Mr. Hongyi Zhou. Any attempted assignment in violation of this Section 2.9 shall be void.

2.10       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

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In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Holdco:

TIANJIN QIXIN ZHICHENG TECHNOLOGY CO., LTD.
(天津奇信志成科技有限公司)

[Company chop is affixed]

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Title: Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Parent:

Tianjin Qixin Tongda Technology Co., Ltd.
(天津奇信通达科技有限公司)

[Company chop is affixed]

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Title: Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Midco:

True Thrive Limited
(诚盛有限公司)

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Title: Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Merger Sub:

New Summit Limited
(新峰有限公司)

By:	/s/ Hongyi Zhou
Name: Hongyi Zhou
Title: Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

CITIC GUOAN INFORMATION INDUSTRY CO., LTD.
(中信国安信息产业股份有限公司)

[Company chop is affixed]

By:	/s/ Sun Lu
Name: Sun Lu
Title: General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shen Zhen Ping An Real Estate Investment Co., LTD
(深圳市平安置业投资有限公司)

[Company chop is affixed]

By:	/s/ MENG Shen
Name: MENG Shen (孟甡)
Title: Corporate Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Sunshine Life Insurance Company Ltd.
(阳光人寿保险股份有限公司)

[Company chop is affixed]

By:	/s/ Ke Li
Name: Ke Li
Title: Legal Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Taikang Life Insurance Co., Ltd.
(泰康人寿保险股份有限公司)

[Company chop is affixed]

By:	/s/ CHEN Dongsheng
Name: CHEN Dongsheng
Title: Chairman

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

New China Capital International Management Limited
(新华资本国际管理有限公司)

By:	/s/ AN HONGJUN
Name: AN HONGJUN
Title: Director

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

TAI PING ASSET MANAGEMENT CO., LTD.
(太平资产管理有限公司)

[Company chop is affixed]

By:	/s/ Xiao Xing
Name: Xiao Xing
Title: General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Jiangsu Huatai Ruilian M&A Fund (LLP)
(江苏华泰瑞联并购基金(有限合伙))

[Company chop is affixed]

By:	/s/ Zhijie Chen
Name: Zhijie Chen
Title: Authorised Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Greenland Financial Holdings Group Co., LTD.
(绿地金融投资控股集团有限公司)

[Company chop is affixed]

By:	/s/ GENG Jing
Name: GENG Jing
Title: Chairman of the Board & President

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

SIP Oriza Chongyuan M&A Fund Partnership (Limited Partnership)
(苏州工业园区元禾重元并购股权投资基金合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Hao Yao
Name: Hao Yao
Title: Authorized Representative of Executive Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shanghai Sailing Merger and Acquisition Investment Fund PARTNERSHIP (LIMITED PARTNERSHIP)
(上海赛领并购投资基金合伙企业(有限合伙))

By:	/s/ Tao Fu
Name: Tao Fu
Title: Authorized Representative of Managing Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shanghai Sailing Boda Equity Investment Fund PARTNERSHIP (LIMITED PARTNERSHIP)
(上海赛领博达股权投资基金合伙企业(有限合伙))

By:	/s/ Tao Fu
	Name:	Tao Fu
	Title:	Authorized Representative of Managing Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Fortune Fountain (Beijing) Holding Group Co., Ltd.
(沣沅弘(北京)控股集团有限公司)

[Company chop is affixed]

By:	/s/ Wong Ning Nick
	Name:	Wong Ning Nick
	Title:	Managing Director

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Beijing ZGC tRINITAS Venture Capital Investment Center (Limited Partnership)
(北京中关村国盛创业投资中心(有限合伙))

[Company chop is affixed]

By:	/s/ ZHOU, CHENG
	Name:	ZHOU, CHENG (周骋)
	Title:	Founding Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shanghai Mango Creative Equity Investment Fund
(芒果文创(上海)股权投资基金合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Cai Huaijun
	Name:	Cai Huaijun (蔡怀军)
	Title:	Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Qiancai NO.1 Equity Investment Limited Partnership Enterprise
(千采壹号(象山)股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Dayong Yang
	Name:	Dayong Yang
	Title:	Representative of The General Partner of
Qiancai NO.1 Equity Investment Limited Partnership
Enterprise (执行事务合伙人委托代表)

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Pearl River Life Insurance Co., Ltd.
(珠江人寿保险股份有限公司)

[Company chop is affixed]

By:	/s/ Guoping Hu
	Name:	Guoping Hu
	Title:	President

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

HENGDIAN GROUP HOLDINGS LIMITED
(横店集团控股有限公司)

[Company chop is affixed]

By:	/s/ Yong’an Xu
	Name:	Yong’an Xu (徐永安)
	Title:	Chairman & President

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Jiangsu Gaoli Group
(江苏高力集团有限公司)

[Company chop is affixed]

By:	/s/ Shijun Gao
	Name:	Shijun Gao (高仕军)
	Title:	President

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Minsheng Royal Asset Management Co., Ltd.
(民生加银基金管理有限公司)

[Company chop is affixed]

By:	/s/ Zhixiang Jiang
	Name:	Zhixiang Jiang
	Title:	General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

CCB International Capital Management(Tianjin) Ltd.
(建银国际资本管理(天津)有限公司)

[Company chop is affixed]

By:	/s/ Cheng Jing Dong
	Name:	Cheng Jing Dong
	Title:	General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

China Merchants Wealth Asset Management Co., Ltd.
(招商财富资产管理有限公司)

[Company chop is affixed]

By:	/s/ Shengzhang Zhao
	Name:	Shengzhang Zhao
	Title:	Legal Representative and General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Huarong Ruize Investment Management Co., Ltd.
(华融瑞泽投资管理有限公司)

[Company chop is affixed]

By:	/s/ Xiaomao Yuan
	Name:	Xiaomao Yuan
	Title:	General Manager

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Beijing Sequoia Yi Yuan Equity Investment Center (Limited Partnership)
(北京红杉懿远股权投资中心(有限合伙))

[Company chop is affixed]

By:	/s/ Kui Zhou
	Name:	Kui Zhou
	Title:	Authorized Representative of Executive Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Golden Brick Silk Road Investment (Shenzhen) LLP
(金砖丝路(深圳)股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Yuping He
	Name:	Yuping He
	Title:	COO

GOLDEN BRICK SILK ROAD CAPITAL (SHENZHEN) HOLDING LIMITED
(金砖资本控股有限公司(深圳)有限公司)

[Company chop is affixed]

By:	/s/ Shunxi Yue
	Name:	Shunxi Yue

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

CICC Jiatai (Tianjin) Equity Investment Fund, L.P
(中金佳泰(天津)股权投资基金合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ ZHANG QING
	Name:	张清ZHANG QING
	Title:	Authorized Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shanghai Huasheng Lingfei Equity Investment (Limited Partnership)
(上海华晟领飞股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Xinwei Wang
	Name:	Xinwei Wang
	Title:	Authorized Representative of Executive Partner

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

BR Wiston Capital
(宁波博睿维森股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Sun Peng
	Name:	Sun Peng 孙鹏
	Title:	执行事务合伙人委派代表

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Yi Capital Qiyuan Fund, L.P.
(宁波执一奇元股权投资中心(有限合伙))

[Company chop is affixed]

By:	/s/ Wenjiang Chen
	Name:	Wenjiang Chen 陈文江
	Title:	Representative of the General Partner of Yi
Capital Qiyuan Fund, L.P. (执行事务合伙人委派代表)

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Jiaxingyingfei Investment Center (Limited Partnership)
(嘉兴英飞投资中心(有限合伙))

[Company chop is affixed]

By:	/s/ Xiuzhen Wang
	Name:	Xiuzhen Wang
	Title:	Managing Partner 执行事务合伙人

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Jiaxing Yun Qi Internet Plus Venture Partners LLP
(嘉兴云启网加创业投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ MAO Chengyu
	Name:	MAO Chengyu (毛丞宇)
	Title:	Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Ruipu Wenhua (Tianjin) Investment Center (Limited Partnership)
(锐普文华(天津)投资中心(有限合伙))

By:	/s/ Mingchen Zhang
	Name:	Mingchen Zhang
	Title:	Executive Director

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Shanghai Trust Bridge Partners Investment Management LLC
(上海挚信投资管理有限公司)

[Company chop is affixed]

By:	/s/ Shujun Li
	Name:	Shujun Li
	Title:	Legal Representative and Executive Director

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

LTW Chuanfu Investment (Shenzhen) LLP
(朗泰传富投资(深圳)合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Chen Xueliang
	Name:	Chen Xueliang 陈学梁
	Title:	Representative of Executive Partner
执行事务合伙人委派代表

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Zhejiang Puhua Tianqin Equity Investment Management Co., LTD
(浙江普华天勤股权投资管理有限公司)

[Company chop is affixed]

By:	/s/ Qinhua Shen
	Name:	Qinhua Shen
	Title:	Legal Representative

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Tianjin Xinxin Qiyuan Investment Limited Partnership
(天津信心奇缘股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ DONG Jian Ming
	Name:	DONG Jian Ming 董健明
	Title:	Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Equity Investor:

Tianjin Xinxinsheng Investment Limited Partnership
(天津欣新盛股权投资合伙企业(有限合伙))

[Company chop is affixed]

By:	/s/ Xiangdong Qi
	Name:	Xiangdong Qi
	Title:	Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Founder Investor:

GLOBAL VILLAGE ASSOCIATES LIMITED

By:	/s/ Hongyi Zhou
	Name:	Hongyi Zhou
	Title:	Authorized Signatory

[Signature Page to Interim Investors Agreement]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

Founder Investor:

YOUNG VISION GROUP LIMITED

By:	/s/ Xiangdong Qi
	Name:	Xiangdong Qi
	Title:	Authorized Signatory

[Signature Page to Interim Investors Agreement]

Exhibit A

Shareholders Agreement Term Sheet